                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              VIACOM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                  April 16, 1998

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Viacom Inc., which will be held at the newly opened Blockbuster Operations Center, 3000 Redbud Blvd., McKinney, Texas 75069 (in the Dallas, Texas metropolitan area) at 11:00 a.m. (Central Daylight Time) on Thursday, May 28, 1998. Holders of Viacom Inc. Class A Common Stock are being asked to vote on the matters listed on the enclosed Notice of 1998 Annual Meeting of Stockholders.

    National Amusements, Inc., which owns approximately 67% of the Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for these matters. Therefore, approval of such matters by the stockholders of the Company is assured.

    I hope you will be able to attend the Annual Meeting. However, if you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote such shares in person.

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND HOLD REGISTERED SHARES OF COMMON STOCK, YOU SHOULD MARK THE APPROPRIATE BOX ON THE ENCLOSED PROXY CARD (FOR HOLDERS OF CLASS A COMMON STOCK) OR TICKET REQUEST FORM (FOR HOLDERS OF CLASS B COMMON STOCK) AND AN ADMISSION TICKET WILL BE SENT TO YOU. IF YOU HOLD COMMON STOCK BENEFICIALLY AND PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MUST OBTAIN AN ADMISSION TICKET IN ADVANCE BY SENDING A WRITTEN REQUEST, ALONG WITH PROOF OF OWNERSHIP, SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT, TO THE MANAGER -- INVESTOR RELATIONS, VIACOM INC., 1515 BROADWAY, 53RD FLOOR, NEW YORK, NEW YORK 10036.

    Thank you, and I look forward to seeing you at the Annual Meeting.

                                             Sincerely,

                                             /s/ SUMNER M. REDSTONE

                                             SUMNER M. REDSTONE
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                            ------------------------

                                  VIACOM INC.
                         NOTICE OF 1998 ANNUAL MEETING
                              AND PROXY STATEMENT

                             ---------------------

To Viacom Inc. Stockholders:

    The Annual Meeting of Stockholders of Viacom Inc. will be held at the Blockbuster Operations Center, 3000 Redbud Blvd., McKinney, Texas 75069 at 11:00 a.m. (Central Daylight Time) on Thursday, May 28, 1998. The principal business of the meeting will be consideration of the following matters:

        1. The election of 10 directors;

        2. The approval of the appointment of Price Waterhouse LLP to serve as independent accountants until the 1999 Annual Meeting of Stockholders; and

        3. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                           By order of the Board of Directors,

                                           /s/ PHILIPPE P. DAUMAN

                                           PHILIPPE P. DAUMAN
                                           SECRETARY

April 16, 1998

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    The enclosed Proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held May 28, 1998. The Proxy may be revoked at any time prior to being voted upon by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with the instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required for the appointment of the independent accountants. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

    Holders of shares of the Company's Class A Common Stock, $0.01 par value ("Class A Common Stock"), on the books of the Company at the close of business on April 1, 1998 are entitled to notice of and to vote at the Annual Meeting. The Company then had outstanding 69,797,272 shares of Class A Common Stock, each of such shares being entitled to one vote, and 286,048,791 shares of non-voting Class B Common Stock, $0.01 par value ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

    As of April 1, 1998, National Amusements, Inc. ("NAI") owned approximately 67% of the Class A Common Stock and approximately 28% of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of NAI, is Chairman of the Board and Chief Executive Officer of the Company.

    NAI has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of the election of the 10 nominated directors and the appointment of Price Waterhouse LLP to serve as the Company's independent accountants until the 1999 Annual Meeting of Stockholders; such action by NAI is sufficient to elect such directors and approve the appointment of independent accountants without any action on the part of any other holder of Class A Common Stock.

    The complete mailing address of the principal executive offices of the Company is 1515 Broadway, New York, New York 10036-5794. The Company intends to commence its distribution of the Proxy Statement and the Proxy on or about April 16, 1998.

                             ELECTION OF DIRECTORS

    The election of 10 directors of the Company is proposed, each to hold office for one year and until his or her successor is elected and qualified. The persons named in the enclosed Proxy will vote the shares of Class A Common Stock covered by such Proxy for the election of the nominees set forth below, unless instructed to the contrary. Each nominee is now a member of the Board of Directors of the Company. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board. Management has no reason to believe that the persons named will be unable to serve if elected or will decline to do so.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

    Set forth below is certain information concerning each nominee for director of the Company. All of the nominees are currently directors of the Company.

               NOMINEE FOR                                                 COMPANY OFFICES AND
                DIRECTOR*                                                PRINCIPAL OCCUPATION**
------------------------------------------  ---------------------------------------------------------------------------------

George S. Abrams..........................  Attorney associated with the law firm of Winer and Abrams in Boston,
  Age 66                                      Massachusetts since 1969. Mr. Abrams served as the General Counsel and Staff
Director since 1987                           Director of the United States Senate Judiciary Subcommittee on Refugees from
                                              1965 through 1968. He is currently a member of the Boards of Trustees and
                                              Visiting Committees of a number of art museums, arts-related organizations and educational institutions, including The European Fine Arts Foundation, the
                                              Museum of Fine Arts in Boston, and the Harvard University Art Museums. Mr.
                                              Abrams is a director of NAI and Sonesta International Hotels Corporation.

Philippe P. Dauman........................  Deputy Chairman of the Board of the Company since January 1996 and Executive Vice
  Age 44                                      President, General Counsel, Chief Administrative Officer and Secretary of the
Director since 1987                           Company since March 1994. From February 1993 to March 1994, Mr. Dauman served as Senior Vice President, General Counsel and Secretary of the Company. Prior
                                              to that, Mr. Dauman was a partner in the law firm of Shearman & Sterling in New
                                              York, which he joined in 1978. Mr. Dauman is a director of NAI, Spelling
                                              Entertainment Group Inc. ("Spelling") and Lafarge Corporation.

Thomas E. Dooley..........................  Deputy Chairman of the Board of the Company since January 1996 and Executive Vice
  Age 41                                      President--Finance, Corporate Development and Communications of the Company
Director since 1996                           since March 1994. From July 1992 to March 1994, Mr. Dooley served as Senior
                                              Vice President, Corporate Development of the Company. From August 1993 to March
                                              1994, he also served as President, Interactive Television. Prior to that, he held various positions in the Company's corporate and divisional finance areas.
                                              Mr. Dooley is a director of Spelling.

Ken Miller................................  Vice Chairman of Credit Suisse First Boston Corporation since June 1994. Mr.
  Age 55                                      Miller served as President, Chief Executive Officer of The Lodestar Group, an
Director since 1987                           investment firm, from 1988 to June 1994. Prior to that, he was Vice Chairman of
                                              Merrill Lynch Capital Markets.

               NOMINEE FOR                                                 COMPANY OFFICES AND
                DIRECTOR*                                                PRINCIPAL OCCUPATION**
------------------------------------------  ---------------------------------------------------------------------------------
Brent D. Redstone.........................  Attorney residing in Denver, Colorado. Mr. Redstone is a member of the Board of
  Age 47                                      Directors of the American Prosecutors Research Institute, located in
Director since 1991                           Alexandria, Virginia. He served as Assistant District Attorney for Suffolk
                                              County, Massachusetts from 1976 to 1991. Mr. Redstone is a director of NAI.

Shari Redstone............................  Executive Vice President of NAI since 1994. Prior to that, she served as Vice
  Age 44                                      President, Corporate Planning and Development of NAI. Ms. Redstone practiced
Director since 1994                           law from 1978 to 1993; her practice included corporate law, estate planning and criminal law. Ms. Redstone participated on the Executive Committee at the
                                              Boston University School of Law in the early 1980s. She is currently a member of the Board of Directors at Combined Jewish Philanthropies, a member of the
                                              Board of Directors and Executive Committee for the National Association of
                                              Theatre Owners, and a member of the Board of Trustees at Dana Farber Cancer
                                              Institute. She also is a member of the Board of Trustees at Tufts University and a member of the Advisory Committee for Tufts Hillel. Ms. Redstone is a
                                              director of NAI.

Sumner M. Redstone........................  Chairman of the Board of the Company since 1987 and Chief Executive Officer since
  Age 74                                      January 1996. Mr. Redstone has served as Chairman of the Board of NAI since
Director since 1986                           1986 and President, Chief Executive Officer of NAI since 1967. He served as the first Chairman of the Board of the National Association of Theatre Owners and
                                              is currently a member of its Executive Committee. Mr. Redstone was appointed by
                                              President Clinton to the position of Chairman of the Corporate Commission on
                                              Education Technology whose mission is to advance the quality of education in the United States through the use of technology. The Commission comprises chief executive officers from leading media and telecommunications companies. Since
                                              1982, Mr. Redstone has been a member of the faculty of Boston University Law
                                              School, where he has lectured on entertainment law, and since 1994, he has been a Visiting Professor at Brandeis University. Mr. Redstone graduated from
                                              Harvard University in 1944 and received an LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the
                                              United States Court of Appeals, and then as a Special Assistant to the United
                                              States Attorney General. Mr. Redstone is Chairman of the Board of Spelling.

Frederic V. Salerno.......................  Executive Vice President and Chief Financial Officer/Strategy and Business
  Age 54                                      Development of Bell Atlantic Corporation ("Bell Atlantic") since August 1997.
Director since 1994                           Prior to the merger of Bell Atlantic and NYNEX Corporation ("NYNEX"), Mr.
                                              Salerno served as Vice Chairman and Chief Financial Officer of NYNEX since
                                              March 1994. Mr. Salerno was Vice Chairman of the Board of NYNEX and President
                                              of the Worldwide Services Group from 1991 to 1994 and President and Chief
                                              Executive Officer of New York Telephone Company from 1987 to 1991. Mr. Salerno is a director of Avnet, Inc., The Bear Stearns Companies Inc. and Orange and
                                              Rockland Utilities, Inc.

               NOMINEE FOR                                                 COMPANY OFFICES AND
                DIRECTOR*                                                PRINCIPAL OCCUPATION**
------------------------------------------  ---------------------------------------------------------------------------------
William Schwartz..........................  Vice President for Academic Affairs (the chief academic officer) of Yeshiva
  Age 64                                      University since 1993 and University Professor of Law at Yeshiva University and
Director since l987                           the Cardozo School of Law since 1991. Mr. Schwartz has been Counsel to
                                              Cadwalader, Wickersham & Taft since 1988. He was Dean of the Boston University
                                              School of Law from 1980 to 1988 and a professor of law at Boston University from 1955 to 1991. Mr. Schwartz is Chairman of the Board of UST Corporation and
                                              a member of the Advisory Board of WCI Steel, Inc. He is an honorary member of the National College of Probate Judges. He served as Chairman of the Boston
                                              Mayor's Special Commission on Police Procedures and was formerly a member of the Legal Advisory Board of the New York Stock Exchange.

Ivan Seidenberg...........................  Vice Chairman, President and Chief Operating Officer of Bell Atlantic since
  Age 51                                      August 1997. Prior to the merger of Bell Atlantic and NYNEX, Mr. Seidenberg
Director since 1995                           served as Chairman and Chief Executive Officer of NYNEX since April 1995 and before that as President and Chief Executive Officer of NYNEX since January
                                              1995. Previously, he served as President and Chief Operating Officer of NYNEX from March 1994 to December 1994 and as Vice Chairman of NYNEX from April 1991 to January 1995. Mr. Seidenberg became a director of NYNEX in 1991. He is also a director of AlliedSignal Inc., American Home Products Corporation, Boston
                                              Properties, Inc. and CVS Corporation.

------------------------

* Brent Redstone is the son of Sumner Redstone and Shari Redstone is Sumner Redstone's daughter. None of the other nominees for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

** NAI and Spelling are affiliates of the Company. None of the other corporations or organizations indicated herein is a parent, subsidiary or other affiliate of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1997, the Board of Directors held nine (9) regular meetings.

    Set forth below is certain information concerning the standing committees of the Board of Directors.

                                                                                                                     NUMBER OF
                                                                                                                     MEETINGS
COMMITTEE                                                                     MEMBERS OF COMMITTEE                  DURING 1997
--------------------------------------------------------------  ------------------------------------------------  ---------------

Audit Committee...............................................  Messrs. Abrams, Miller, Salerno*, Schwartz and               3
                                                                  Seidenberg

Compensation Committee........................................  Messrs. Abrams, Miller, Brent Redstone, Salerno,             9
                                                                  Schwartz** and Seidenberg and Ms. Shari
                                                                  Redstone

Senior Executive Compensation Committee.......................  Messrs. Salerno, Schwartz** and Seidenberg                   9

------------------------

* Mr. Salerno became Chairman of the Audit Committee on May 29, 1997, when Mr. Abrams' term as Chairman expired.

**  Chairman

    In addition, during 1997, the Board created a new Governance and Nominations Committee, consisting of Messrs. Abrams, Dauman, Miller, Seidenberg and Sumner Redstone, to address nominations to the Board and corporate governance issues. Mr. Abrams is Chairman of this Committee, which met for the first time in January 1998. The Governance and Nominations Committee will consider nominees recommended by the stockholders of the Company; recommendations should be submitted to the Company, to the attention of the Secretary.

    The functions of the Audit Committee include reviewing with the independent accountants the plans and results of the annual audit, approving the audit and non-audit services by such independent accountants, reviewing the scope and results of the Company's internal auditing procedures, reviewing the adequacy of the Company's system of internal accounting controls and reviewing the annual financial statements prepared for release to stockholders and the public.

    The functions of the Compensation Committee include reviewing the Company's general compensation strategy (except with respect to matters entrusted to the Senior Executive Compensation Committee as described below), reviewing the terms of employment agreements for executives earning over a specified amount and administering the Company's annual bonus compensation plan and long-term compensation plans (other than the stock option program), as well as its benefit plans.

    The functions of the Senior Executive Compensation Committee include reviewing and approving executive compensation for executive officers if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including the terms of employment agreements for such executives. The Senior Executive Compensation Committee also administers the Senior Executive Short-Term Incentive Plan, determining the executive officers who will participate in the plan, establishing performance targets and determining specific bonuses for the participants. In addition, this Committee administers the Company's stock option plans and approves individual stock option grants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below, as of April 1, 1998, is certain information concerning beneficial ownership of each equity security of the Company and Spelling* by (i) each director of the Company, (ii) each of the named executive officers and Mr. Weinstein and (iii) current directors and executive officers of the Company as a group. Also set forth below, as of April 1, 1998, is certain information concerning beneficial ownership of each equity security of the Company by holders of 5% or more of the Class A Common Stock. The following table excludes shares of Class B Common Stock issuable upon conversion of the Series B Preferred Stock of the Company held by Bell Atlantic.

                                                                   BENEFICIAL OWNERSHIP EQUITY SECURITIES
                                                       ---------------------------------------------------------------
                                                         TITLE OF EQUITY        NUMBER OF       OPTION       PERCENT
NAME                                                         SECURITY         EQUITY SHARES    SHARES(1)    OF CLASS
-----------------------------------------------------  --------------------  ---------------  -----------  -----------
George S. Abrams.....................................  Class A Common               6,362(2)      --              (6)
                                                       Class B Common               6,733(2)      19,500          (6)
Philippe P. Dauman...................................  Class A Common               1,190(3)      --              (6)
                                                       Class B Common              13,170(3)     303,333          (6)
Thomas E. Dooley.....................................  Class A Common               2,433(3)       4,000          (6)
                                                       Class B Common               6,924(3)     294,333          (6)
Mario J. Gabelli.....................................  Class A Common           6,723,932(4)      --              9.7%
  Gabelli Funds, Inc.
  One Corporate Center
  Rye, NY 10580-1434
Ken Miller...........................................  Class A Common               5,795(2)      --              (6)
                                                       Class B Common               5,940(2)      19,500          (6)
National Amusements, Inc. ...........................  Class A Common          46,829,414(5)      --             67.2%
  200 Elm Street                                       Class B Common          52,167,414(5)      --             18.3%
  Dedham, MA 02026
Brent D. Redstone....................................  Class A Common                    (7)      --           --
                                                       Class B Common                    (7)      --           --
Shari Redstone.......................................  Class A Common                    (7)      --           --
                                                       Class B Common                    (7)      --           --
Sumner M. Redstone...................................  Class A Common          46,829,494(5)      --             67.2%
                                                       Class B Common          52,167,494(5)     333,333         18.3%
William A. Roskin....................................  Class A Common                 642(3)       1,500          (6)
                                                       Class B Common               3,498(3)      68,500          (6)
Frederic V. Salerno..................................  Class B Common              --            9,500(8)         (6)
William Schwartz.....................................  Class A Common               6,058(2)      --              (6)
                                                       Class B Common               6,198(2)      19,500          (6)
Ivan Seidenberg......................................  Class B Common              --            8,000(8)         (6)
George S. Smith, Jr. ................................  Class A Common               5,320(3)       7,500          (6)
                                                       Class B Common               7,032(3)     151,500          (6)
Mark M. Weinstein**..................................  Class A Common               1,296(3)      --              (6)
                                                       Class B Common               3,384(3)      50,000          (6)
Current directors and executive officers as a group
  other than Mr. Sumner Redstone (18 persons)........
                                                       Class A Common           28,373(2)(3)      13,900          (6)
                                                       Class B Common           63,230(2)(3)     554,633          (6)
                                                       5 Year Warrant              --             --           --
                                                       Spelling Common             --             --           --

------------------------

* Other than shares of Spelling Common Stock owned by the Company and attributed to NAI and Mr. Sumner Redstone.

** Prior to May 29, 1997, Senior Vice President, Government Affairs of the Company.

NOTES:

(1) Reflects shares subject to options to purchase such shares which on April 1, 1998 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares".

(2) Includes Class A Common Stock units and Class B Common Stock units credited as of January 1, 1998 to Messrs. Abrams, Miller and Schwartz pursuant to the Deferred Compensation Plan described below under which their directors' fees are converted into stock units.

(3) Includes shares and share equivalents held through the Company's 401(k) and Excess 401(k) Plans as of December 31, 1997.

(4) Mario J. Gabelli and various entities, including investment companies, which he directly or indirectly controls or for which he acts as chief investment officer, filed with the Securities and Exchange Commission Amendment No. 4 to their Statement on Schedule 13D (the "Statement"), dated December 22, 1997, reporting an aggregate beneficial ownership of 6,723,932 shares of Class A Common Stock, representing approximately 9.7% of the outstanding shares of such class. The Statement reported that the shares are generally held for investment and that the entities reporting beneficial ownership generally have sole investment and voting power over such shares.

(5) Except for 80 shares of each class of Common Stock owned directly by Mr. Redstone, all shares are owned of record by NAI. Mr. Redstone is the Chairman and the beneficial owner of the controlling interest in NAI and, accordingly, beneficially owns all such shares.

(6) Less than 1%.

(7) Brent Redstone and Shari Redstone are stockholders of NAI and, accordingly, each has a significant indirect beneficial interest in the Company shares owned by NAI.

(8) Held for the benefit of Bell Atlantic.

DIRECTORS' COMPENSATION

    Directors of the Company who are not officers or employees of the Company or NAI or members of their immediate family ("Outside Directors") are entitled to receive the directors' fees and are eligible to participate in the Company's retirement and stock option plans described below. Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg were Outside Directors for the entire 1997 calendar year. In 1997, only Outside Directors received any compensation for services as a director.

    DIRECTORS' FEES.  Outside Directors received the following fees for 1997:
(i) a quarterly retainer of $10,000 for membership on the Board of Directors of the Company, (ii) a per meeting attendance fee of $1,500 for each Board meeting and $500 for each meeting of the Audit Committee, Compensation Committee and Governance and Nominations Committee, and (iii) a $7,500 annual retainer fee for the Chairman of the Audit Committee (currently Mr. Salerno), for the Chairman of the Compensation Committee (currently Mr. Schwartz) and for the Chairman of the Governance and Nominations Committee (currently Mr. Abrams). No additional fees or retainers are paid for attendance at meetings of the Senior Executive Compensation Committee or for the Chairman of that Committee. Compensation for Messrs. Salerno's and Seidenberg's services as Outside Directors for 1997 was paid to Bell Atlantic.

    DEFERRED COMPENSATION PLAN. Since 1989, Messrs. Abrams, Miller and Schwartz have deferred payment of their retainer and attendance fees pursuant to the Company's unfunded Deferred Compensation Plan; these amounts are deemed invested in the number of stock units equal to the number of shares of Common Stock such amounts would have purchased when deferred. Payment will be made in a lump sum or in three or five annual installments starting seven months after their retirement, with the value of the stock units determined by reference to the fair market values of the Class A Common Stock and Class B Common Stock at that time and, in the case of installment payments, credited with interest. For 1997, the stock unit accounts of Messrs. Abrams, Miller and Schwartz were credited with 1,013, 906 and 997 Class A Common Stock units and 997, 891 and 982 Class B Common Stock units, respectively.

    RETIREMENT INCOME PLAN. In 1989, the Company established an unfunded, non-qualified Retirement Income Plan pursuant to which each Outside Director will receive annual payments commencing on such director's retirement equal to 100% of the amount of the annual Board retainer at the time of such retirement (not including meeting attendance fees or the annual retainer for serving as Chairman of the Audit, Compensation or Governance and Nominations Committee), provided he has served on the Board for at least three years. The Plan provides that the director or his estate will receive such annual payments for the number of years of such director's service on the Board.

    1993 AND 1994 OUTSIDE DIRECTORS' STOCK OPTION PLANS. Each Outside Director received a grant of non-qualified stock options to purchase 5,000 shares of Class B Common Stock when the Company's Outside Directors' Stock Option Plan (the "1993 Plan") was adopted in May 1993 or, for Outside Directors who joined the Board after the Plan was adopted, when such person was elected or appointed to the Board. In addition, each Outside Director has received an annual grant of stock options to purchase 1,500 shares of Class B Common Stock since November 1994 when the Company's 1994 Outside Directors' Stock Option Plan (the "1994 Plan") was adopted. Each Outside Director who had served as an Outside Director since 1989 also received a one-time grant under the 1994 Plan in November 1994 of stock options to purchase 10,000 shares of Class B Common Stock. The per share exercise price of each grant under the 1993 and 1994 Plans has been the closing price of a share of Class B Common Stock on the American Stock Exchange ("AMEX") on the date of grant. On August 1, 1997, Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg each received an annual grant under the 1994 Plan to purchase 1,500 shares of Class B Common Stock, with a per share exercise price of $30.50 (the closing price of a share of Class B Common Stock on the AMEX on the date of grant).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Abrams, Miller, Brent Redstone, Salerno, Schwartz and Seidenberg and Ms. Shari Redstone were members of the Compensation Committee for the entire 1997 calendar year.

    Shari Redstone is an executive officer of NAI. Mr. Dauman, a director and executive officer of the Company, is a director of NAI.

    George S. Abrams, a director of the Company and NAI, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company upon its request. During the fiscal year ended December 31, 1997, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

    Ken Miller, a director of the Company, is Vice Chairman of Credit Suisse First Boston Corporation. Credit Suisse First Boston Corporation has performed and, in the future, is expected to perform from time to time investment banking services for the Company.

    NAI, the Company's major stockholder, licenses films in the ordinary course of its business for its motion picture theaters from all major studios including Paramount Pictures, a division of the Company. During the fiscal year ended December 31, 1997, NAI made payments to Paramount Pictures in the aggregate amount of approximately $13,230,000 to license Paramount Pictures films. NAI licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses between NAI and Paramount Pictures were no less favorable to Paramount Pictures than licenses between unaffiliated companies and NAI were to such unaffiliated companies. The Company expects to continue to license Paramount Pictures films to NAI upon similar terms in the future.

    Mr. Redstone and NAI own an aggregate of approximately 21.7% of the common stock of Midway Games Inc. ("Midway"). During the fiscal year ended December 31, 1997, Blockbuster purchased approximately $12,456,000 of home video games from Midway. The Company believes that the terms of these purchases are no less favorable to the Company than it would have obtained from an unaffiliated party. The Company expects to purchase video games from Midway in the future.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND THE SENIOR EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee and the Senior Executive Compensation Committee (collectively, the "Committee") of the Board of Directors has furnished the following report on executive compensation for fiscal 1997.

    All members of the Compensation Committee and the Senior Executive Compensation Committee are non-employee directors. The Compensation Committee reviews and, with any changes it believes appropriate, approves the Company's executive compensation. The Senior Executive Compensation Committee reviews and approves compensation for executive officers, if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1996, as amended (the "Code"). Independent compensation consultants have advised the Committee from time to time with respect to the Company's long-term incentive compensation plans since 1987.

    The objectives of the executive compensation package for the Company's executive officers (other than the Chief Executive Officer) are to:

    - Set levels of base salary and annual bonus compensation that will attract and retain superior executives in the highly competitive environment of entertainment and media companies;

    - Provide annual bonus compensation for executive officers that varies with the Company's financial performance and reflects the executive officer's individual contribution to that performance;

    - Provide long-term compensation that is tied to the Company's stock price so as to focus the attention of the executive officers on managing the Company from the perspective of an owner with an equity stake; and

    - Emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation.

    The Committee evaluates the competitiveness of its executive compensation packages based on information from a variety of sources, including information supplied by consultants and information obtained from the media or from the Company's own experience. The Committee also focuses on executive compensation offered by the members of the peer group included in the Performance Graphs set forth below. At times, the Committee also evaluates compensation relative to a broader range of companies, whether or not included in such peer group, that have particular lines of business comparable to those of the Company.

EXECUTIVE COMPENSATION

    Executive compensation (other than for the Chief Executive Officer) is comprised of base salary, annual bonus compensation and long-term compensation in the form of stock options.

BASE SALARIES

    Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Base salary levels for senior executive officers are set forth in their employment agreements and increases in their base salary in 1997 were made in accordance with their agreements. The employment agreements for the named executive officers are described below under "Employment Agreements".

INCENTIVE COMPENSATION

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options) paid to the Company's Chief Executive Officer and the other four named executive officers. The tax law includes an exception to the deduction limitation for performance-based compensation (including stock options), provided such compensation meets certain requirements, including stockholder approval. The Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") and the Company's stock option plans (the "LTMIP") were designed to comply with this exception. The Senior Executive STIP provides objective performance-based annual bonuses for selected executive officers of the Company, subject to a maximum limit of eight
(8) times the executive's base salary in effect on March 27, 1996. Long-term compensation for the Company's executive officers has been provided through grants of LTMIP stock options. It is expected that long-term compensation for future years will continue to be provided through grants of LTMIP stock options. The stockholders of the Company have approved the Senior Executive STIP and the LTMIP.

    ANNUAL BONUS COMPENSATION. Annual bonus compensation for 1997 for the named executive officers was provided under the Senior Executive STIP. In accordance with the Senior Executive STIP and as permitted by Section 162(m) of the Code, the Senior Executive Compensation Committee established performance criteria and target awards for these executive officers. The performance criteria related to the attainment of a specified level of operating income for the Company as a whole. For this purpose, "operating income" means revenues less operating expenses (other than depreciation and amortization).

    The level of the Senior Executive STIP annual bonuses for 1997 for most of the Company's executive officers, including the Deputy Chairmen and the other named executive officers, was based on the determination of the Senior Executive Compensation Committee that the performance criteria established for 1997 had been achieved. As a result, under the terms of the Senior Executive STIP, the maximum bonus payable to such executive officers was eight (8) times the executive's base salary in effect on March 27, 1996. The Senior Executive Compensation Committee considered a number of factors, including the active role played by the Deputy Chairmen and the executive officers on their staff in effectuating the change in management and operating and strategic direction at the Company's Blockbuster unit, the successful resolution of the USA Networks litigation and the resulting sale of USA Networks for approximately $1.7 billion, the sale of the Company's Radio unit for approximately $1.1 billion and the direction and operational oversight of the Company's other divisions, and awarded the annual bonuses set forth below in the Summary Executive Compensation Table.

    Annual bonus compensation for the Company's executive officers not participating in the Senior Executive STIP was provided under the Company's Short-Term Incentive Plan. Target levels of annual operating income (as defined above) were established for 1997 for the Company as a whole (for the Company's operating units, the 1997 target levels also related to cash flow). The level of achievement of the applicable goals established the bench mark for the aggregate amounts available for funding awards for these executives; the amounts, expressed as a percentage, were subject to upward or downward adjustment based for the most part on the level of achievement and could exceed 100% of targeted amounts. The percentage was then multiplied by the individual target set for each executive in his or her employment agreement. The result was then adjusted to reflect individual performance.

    LONG-TERM COMPENSATION. The Committee believes that the use of equity-based long-term compensation plans appropriately links executive interests to enhancing stockholder value.

    Annual grants of LTMIP stock options for Class B Common Stock are generally awarded to the Company's executive officers, effective August 1st of each year. The grants of LTMIP stock options for Class B Common Stock awarded to the Company's executive officers on August 1, 1997 represented such executives' grants for 1997 and 1998; these stock options have an extended vesting period of five years. The $30.50 exercise price of the 1997/1998 stock options grants was set at the fair market value of the Class B Common Stock on the date of grant. The stock options have a ten-year term.

    The size of the grant to each executive was within the range assigned to the executive's relative level of responsibility. In determining the amounts awarded, the Senior Executive Compensation Committee considered the amounts awarded in prior years, as adjusted for changes in responsibility and the provisions of executives' employment agreements.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In January 1996, Mr. Redstone, the Chairman of the Board and the controlling stockholder of the Company, assumed the responsibilities of Chief Executive Officer of the Company. Mr. Redstone has waived payment of any salary or bonus compensation for his services as Chief Executive Officer of the Company.

    Mr. Redstone was awarded a grant in January 1997 of stock options to purchase 250,000 shares of Class B Common Stock on the same terms as the August 1, 1996 annual grant to the Company's executives (I.E., with a $35 per share exercise price and vesting over a four-year period from August 1, 1996 with a ten-year term). These options were granted in 1997 because the annual grant, together with the special grant made in January 1996 to reflect Mr. Redstone's assumption of duties as Chief Executive Officer, would have exceeded the 1,000,000 shares per year limitation in the 1994 LTMIP. The closing price of a share of Class B Common Stock on the AMEX on January 30, 1997, the date of grant, was $34.50.

    Mr. Redstone was also awarded a grant in August 1997 of stock options to purchase 500,000 shares of Class B Common Stock as of August 1, 1997, representing his grant for 1997 and 1998. This was awarded on the same terms as the August 1, 1997 grant to the Company's executives.

Members of the                                        Members of the Senior Executive
Compensation Committee:                               Compensation Committee:

George S. Abrams                                      Frederic V. Salerno
Ken Miller                                            William Schwartz, Chairman
Brent D. Redstone                                     Ivan Seidenberg
Shari Redstone
Frederic V. Salerno
William Schwartz, Chairman
Ivan Seidenberg

                      SUMMARY EXECUTIVE COMPENSATION TABLE

    The following table sets forth information concerning total compensation for the Chief Executive Officer, the four most highly compensated executive officers of the Company who served in such capacities during 1997 and Mr. Weinstein for services rendered to the Company during each of the last three fiscal years.

                                                                                        LONG-TERM COMPENSATION
                                                                                        ----------------------
                                                                                          AWARDS
                                                    ANNUAL COMPENSATION (1)             ----------   PAYOUTS
                                          --------------------------------------------  SECURITIES  ----------
NAME AND PRINCIPAL POSITION                                             OTHER ANNUAL    UNDERLYING     LTIP        ALL OTHER
  AT END OF FISCAL 1997          YEAR        SALARY        BONUS      COMPENSATION(2)   OPTIONS(3)  PAYOUTS(4)  COMPENSATION(5)
-----------------------------  ---------  ------------  ------------  ----------------  ----------  ----------  ----------------

Sumner M. Redstone...........       1997  $          0  $          0     $   --            750,000  $        0     $        0
  CHAIRMAN, CHIEF EXECUTIVE         1996             0             0         --          1,000,000           0              0
  OFFICER

Philippe P. Dauman...........       1997     1,100,000     2,750,000         --            300,000           0         73,530
  DEPUTY CHAIRMAN AND               1996     1,000,000     2,250,000         --            400,000           0         81,332
  EXECUTIVE VICE PRESIDENT,         1995       860,000     2,200,000         --                  0           0         46,723
  GENERAL COUNSEL AND CHIEF
  ADMINISTRATIVE OFFICER

Thomas E. Dooley.............       1997     1,100,000     2,750,000         --            300,000           0         73,530
  DEPUTY CHAIRMAN AND               1996     1,000,000     2,250,000         --            400,000      33,380         80,993
  EXECUTIVE VICE                    1995       860,000     2,200,000         --                  0      64,000         36,526
  PRESIDENT-FINANCE,
  CORPORATE DEVELOPMENT AND
  COMMUNICATIONS

William A. Roskin............       1997       500,000       300,000         --             60,000           0         18,750
  SENIOR VICE PRESIDENT,            1996       450,000       275,000         --             25,000      12,518         19,999
  HUMAN RESOURCES AND               1995       362,500       350,000         --                  0      24,000         16,534
  ADMINISTRATION

George S. Smith, Jr. ........       1997       562,500       300,000         --             80,000           0         21,558
  SENIOR VICE PRESIDENT,            1996       516,538       300,000         --             35,000      61,549         21,562
  CHIEF FINANCIAL OFFICER           1995       492,500       350,000         --                  0     117,903         21,433

Mark M. Weinstein*...........       1997       695,833       525,000         --                  0           0         25,828
                                    1996       645,577       375,000         --                  0      61,549         27,918
                                    1995       595,769       450,000         --                  0     117,903         24,852

------------------------

* Mr. Weinstein served as Senior Vice President, Government Affairs until May 27, 1997; for the balance of 1997, he served as a consultant to the Company.

NOTES:

(1) Mr. Redstone has waived payment of salary and bonus compensation for his services as Chief Executive Officer during 1997 and 1996. Salary and bonus for the other named executives includes the following amounts of compensation deferred under the Company's 40l(k) and Excess 401(k) Plans and, in the case of Messrs. Dauman and Dooley for 1997, pursuant to their employment agreements: for Mr. Dauman for 1997 in the amount of $219,500, for 1996 in the amount of $160,454 and for 1995 in the amount of $118,500; for Mr. Dooley for 1997 in the amount of $449,270, for 1996 in the amount of $472,512 and for 1995 in the amount of $115,467; for Mr. Roskin for 1997 in the amount of $111,935, for 1996 in the amount of $96,000 and for 1995 in the amount of $68,365; for Mr. Smith for 1997 in the amount of $43,115, for 1996 in the amount of $43,125 and for 1995 in the amount of $44,606; and for Mr. Weinstein for 1997 in the amount of $51,656, for 1996 in the amount of $55,058 and for 1995 in the amount of $51,445.

(2) In accordance with the rules of the Securities and Exchange Commission, amounts totaling less than $50,000 have been omitted.

(3) The 1997 grants for Messrs. Redstone, Dauman, Dooley, Roskin and Smith represent their entire annual grant for calendar years 1997 and 1998. Mr. Redstone received a grant in January 1997 which represented his annual grant for 1996. Mr. Redstone received a special one-time grant of 1,000,000 options for Class B Common Stock on January 29, 1996, when he became Chief Executive Officer of the Company. Messrs. Dauman and Dooley each received two stock option grants in 1996: a special one-time grant of 250,000 options for Class B Common Stock on January 29, 1996, when they were appointed Deputy Chairmen, and an annual grant of 150,000 options for Class B Common Stock as of August 1, 1996.

(4) The 1996 payout represents the amount paid in cash for the phantom units granted to the named executives in 1989 (the "1989 Phantom Shares") under the Company's 1989 LTMIP with a December 1996 valuation date; the 1995 payout represents the amount paid in cash for the 1989 Phantom Shares with a December 1995 valuation date.

(5) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 1997, the Company maintained for Messrs. Dauman and Dooley certain supplemental life insurance benefits. All Other Compensation includes premiums paid by the Company for this supplemental coverage for 1997 for each of Messrs. Dauman and Dooley of approximately $11,280; the Company's matching contributions under its 401(k) Plan for 1997 for each of Messrs. Dauman and Dooley of $3,500, for Mr. Roskin of $1,913 and for each of Messrs. Smith and Weinstein of $4,000; credits for the Company's matching contributions under its Excess 401(k) Plan for 1997 for each of Messrs. Dauman and Dooley of $56,250, for Mr. Roskin of $16,837, for Mr. Smith of $17,558 and for Mr. Weinstein of $21,828; and credits for the Company's matching contributions for compensation deferred pursuant to their employment agreements for 1997 for each of Messrs. Dauman and Dooley of $2,500.

                          OPTION GRANTS IN FISCAL 1997

    The following table sets forth certain information with respect to executive stock options to purchase shares of Class B Common Stock awarded during 1997 to the Chief Executive Officer, the named executive officers and Mr. Weinstein. The table includes a column designated "Grant Date Present Value". The calculation in that column is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. There is no way to anticipate what the actual growth rate of the Class B Common Stock will be.

                                                                      INDIVIDUAL GRANTS
                                            ----------------------------------------------------------------------
                                                                       % OF TOTAL
                                             NUMBER OF SHARES OF     OPTIONS GRANTED      EXERCISE                   GRANT DATE
                                            CLASS B COMMON STOCK     TO EMPLOYEES IN        PRICE      EXPIRATION     PRESENT
NAME                                         UNDERLYING OPTIONS        FISCAL 1997        ($/SHARE)       DATE        VALUE(3)
------------------------------------------  ---------------------  -------------------  -------------  -----------  ------------
Sumner M. Redstone........................          250,000(1)               2.72%        $   35.00      1/30/2007  $  3,687,125
                                                    500,000(2)               5.44%        $   30.50      8/01/2007     6,557,150

Philippe P. Dauman........................          300,000(2)               3.26%        $   30.50      8/01/2007     3,934,290

Thomas E. Dooley..........................          300,000(2)               3.26%        $   30.50      8/01/2007     3,934,290

William A. Roskin.........................           60,000(2)               0.65%        $   30.50      8/01/2007       786,858

George S. Smith, Jr.......................           80,000(2)               0.87%        $   30.50      8/01/2007     1,049,144

Mark M. Weinstein.........................                0                     0            --            --            --

------------------------

NOTES:

(1) This grant was awarded to Mr. Redstone on the same terms as the August 1, 1996 annual grant to the Company's executives and will vest in one-third increments on August 1, 1998, August 1, 1999 and August 1, 2000.

(2) These grants were awarded to Messrs. Redstone, Dauman, Dooley, Roskin and Smith on August 1, 1997 for calendar years 1997 and 1998 and will vest in one-fourth increments on August 1, 1999, August 1, 2000, August 1, 2001 and August 1, 2002.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values presented in the table were determined in part using the following assumptions. No adjustments were made for non-transferability or risk of forfeiture.

                                                                                JANUARY 30, 1997   AUGUST 1, 1997
                                                                                -----------------  ---------------
Expected volatility...........................................................       30.53%            31.78%
Risk-free rate of return......................................................        6.55%             6.01%
Dividend yield................................................................        0.00%             0.00%
Time of exercise..............................................................       6 years           6 years

   The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                   AND VALUE OF OPTIONS AT END OF FISCAL 1997

    The following table sets forth as to the Chief Executive Officer, the named executive officers and Mr. Weinstein information with respect to option exercises during 1997 and the status of their options on December 31, 1997.

                                                                                                                     VALUE OF
                                                                                                                    UNEXERCISED
                                                                                        NUMBER OF SECURITIES(1)    IN-THE-MONEY
                                                                                        UNDERLYING UNEXERCISED      OPTIONS AT
                                                                                       OPTIONS AT END OF FISCAL    END OF FISCAL
                                                 NUMBER OF SECURITIES                            1997                  1997
                                                       ACQUIRED            VALUE      ---------------------------  -------------
NAME                                                 ON EXERCISE         REALIZED     EXERCISABLE  NONEXERCISABLE   EXERCISABLE
-----------------------------------------------  --------------------  -------------  -----------  --------------  -------------
Sumner M. Redstone.............................                     0             0            0       1,750,000   $           0
Philippe P. Dauman.............................                     0             0      220,000         800,000         668,750
Thomas E. Dooley...............................                     0             0      211,000         800,000       1,732,000
William A. Roskin..............................                     0             0       68,500         103,000         562,281
George S. Smith, Jr............................                     0             0      151,500         145,000       1,554,094
Mark M. Weinstein..............................        7,500 A Shares   $   410,531      120,000               0         688,125
                                                      34,500 B Shares

NAME                                             NONEXERCISABLE
-----------------------------------------------  --------------
Sumner M. Redstone.............................   $  8,515,625
Philippe P. Dauman.............................      5,275,000
Thomas E. Dooley...............................      5,275,000
William A. Roskin..............................        937,563
George S. Smith, Jr............................      1,300,938
Mark M. Weinstein..............................              0

------------------------------

NOTES:

(1) Options listed below are for shares of Class B Common Stock except that exercisable options include for Mr. Dooley 4,000 options each for a share of Class A Common Stock and a share of Class B Common Stock, for Mr. Roskin 1,500 of such options and for Mr. Smith 7,500 of such options; the aggregate number of exercisable options includes two underlying securities for each of these options.

                               PENSION PLAN TABLE

                                                                                  YEARS OF SERVICE
                                                                   ----------------------------------------------

 REMUNERATION                                                          15          20          25          30
-----------------------------------------------------------------  ----------  ----------  ----------  ----------
$  50,000........................................................  $   10,927  $   14,570  $   18,212  $   21,854
  100,000........................................................      24,052      32,070      40,087      48,104
  200,000........................................................      50,302      67,070      83,837     100,604
  300,000........................................................      76,552     102,070     127,587     153,104
  400,000........................................................     102,802     137,070     171,337     205,604
  500,000........................................................     129,052     172,070     215,087     258,104
  600,000........................................................     155,302     207,070     258,837     310,604
  700,000........................................................     181,552     242,070     302,587     363,104
  800,000........................................................     207,802     277,070     346,337     415,604
  900,000........................................................     234,052     312,070     390,087     468,104
 1,000,000.......................................................     260,302     347,070     433,837     520,604
 1,100,000.......................................................     286,552     382,070     477,587     573,104
 1,200,000.......................................................     312,802     417,070     521,337     625,604
 1,300,000.......................................................     339,052     452,070     565,087     678,104
 1,400,000.......................................................     365,302     487,070     608,837     730,604
 1,500,000.......................................................     391,552     522,070     652,587     783,104

    Under the terms of the Company's Pension Plan and the Company's Excess Pension Plan (collectively, the "Pension Plans") for certain higher compensated employees, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service and average annual compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months. Such compensation is limited to the greater of base salary as of December 31, 1995 and $750,000. The benefits under the Company's Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the Company's Pension Plan. The foregoing table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Pension Plans upon retirement in 1997 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

    The number of years of benefit service that have been credited for Messrs. Dooley, Roskin, Smith and Weinstein are approximately 16, 10, 21 and 12, respectively. Mr. Dauman has been credited with five years of service under the Company's Pension Plan; however, the benefits payable under the Company's Excess Pension Plan shall be calculated as though he had 14 years of credited service.

                               PERFORMANCE GRAPHS

    The following graphs compare the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below (the "Peer Group"). The total return data was obtained from Standard & Poor's Compustat Services, Inc.

    NAI acquired control of the Company in June 1987. The performance graph in
Exhibit I assumes $100 invested on December 31, 1987 in each of the Class A Common Stock, the S&P 500 Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 1997. The cumulative total stockholder return on the Class B Common Stock assumes the investment in Class B Common Stock as of June 18, 1990 (the first date on which the Class B Common Stock was publicly traded) of an amount equal to the cumulative total stockholder return on the Class A Common Stock as of that date ($302.78).

    The performance graph in Exhibit II assumes $100 invested on December 31, 1992 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group including reinvestment of dividends, through the fiscal year ended December 31, 1997.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPHS AND THE REPORT OF THE COMPENSATION COMMITTEE AND THE SENIOR EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SET FORTH ABOVE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                   EXHIBIT I
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                    TEN-YEAR PERIOD ENDING DECEMBER 31, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                CLASS A COMMON     CLASS B COMMON     S&P 500    PEER GROUP
Dec 31, 1987              100.00                        100.00        100.00
Dec 31, 1988              171.72                         116.5        122.19
Dec 31, 1989              317.24                         153.3        171.72
6/18/90                                      302.78
Dec 31, 1990              286.41             273.61     148.52        176.19
Dec 31, 1991               373.7             379.17     193.58        299.26
Dec 31, 1992              480.08             465.28     208.31        340.49
Dec 31, 1993              533.27             498.61     229.21        319.69
Dec 31, 1994              454.17             452.78     232.32        287.87
Dec 31, 1995              504.63             526.39     319.31        329.47
Dec 31, 1996              376.32             387.37     394.41        353.47
Dec 31, 1997              445.86             460.27     526.15        553.85

* The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; King World Productions Inc.; McGraw Hill Companies Inc.; The Limited Inc.; The News Corp. Ltd.
   (ADRs); Time Warner Inc.; Tribune Company and Wal-Mart Stores Inc.

                                   EXHIBIT II
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                CLASS A COMMON     CLASS B COMMON     S&P 500    PEER GROUP
Dec 31, 1992              100.00             100.00     100.00        100.00
Dec 31, 1993              111.08             107.16     110.03         93.89
Dec 31, 1994                94.6              97.31     111.53         84.55
Dec 31, 1995              105.11             113.13     153.29         96.76
Dec 31, 1996               78.41              83.28     188.39        103.81
Dec 31, 1997                92.9              98.96      251.5        161.91

* The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; King World Productions Inc.; McGraw Hill Companies Inc.; The Limited Inc.; The News Corp. Ltd. (ADRs); Time Warner Inc.; Tribune Company and Wal-Mart Stores Inc.

EMPLOYMENT AGREEMENTS

    Mr. Redstone, the Chairman of the Board and controlling stockholder of the Company, assumed the responsibilities of Chief Executive Officer of the Company in January 1996. He has waived salary and bonus compensation for his services as Chief Executive Officer and he does not have an employment agreement with the Company.

    Mr. Dauman's employment agreement provides that he will be employed as Deputy Chairman and Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company until December 31, 2000, at a salary of $1,000,000 per annum. His agreement provides that he will also receive deferred compensation, starting with the 1997 calendar year, payable the year after he ceases to be an executive officer of the Company, in an amount equal to 110% of his salary and deferred compensation for the preceding calendar year, less his salary. Mr. Dauman's target bonus for each calendar year during the employment term is set at 250% of his salary and deferred compensation for such year. Mr. Dauman's agreement provides that he will receive annual grants of stock options to purchase 150,000 shares of Class B Common Stock that vest over a four to five year period and have a ten-year term. The agreement states that Mr. Dauman will be provided with $5,000,000 of life insurance during the employment term. In the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, Mr. Dauman will be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (most of which will have vested upon termination of employment) will remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Dooley's employment agreement provides that he will be employed as Deputy Chairman and Executive Vice President--Finance, Corporate Development and Communications of the Company until December 31, 2000, at a salary of $1,000,000 per annum. His agreement provides that he will also receive deferred compensation, starting with the 1997 calendar year, payable the year after he ceases to be an executive officer of the Company, in an amount equal to 110% of his salary and deferred compensation for the preceding calendar year, less his salary. Mr. Dooley's target bonus for each calendar year during the employment term is set at 250% of his salary and deferred compensation for such year. Mr. Dooley's agreement provides that he will receive annual grants of stock options to purchase 150,000 shares of Class B Common Stock that vest over a four to five year period and have a ten-year term. The agreement states that Mr. Dooley will be provided with $5,000,000 of life insurance during the employment term. In the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, Mr. Dooley will be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (most of which will have vested upon termination of employment) will remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Roskin's employment agreement provides that he will be employed as Senior Vice President, Human Resources and Administration of the Company until December 31, 2000 at a salary of $500,000 for calendar year 1997, with $50,000 annual increases. Mr. Roskin's target bonus is set at 50% of his base salary. In the event of the termination of Mr. Roskin's employment without "cause" or voluntary termination for "good reason" during the employment term, he will be entitled to receive salary and target bonus for the balance of the employment term, subject to mitigation after the first twelve (12) months, and his stock options (including options that would have vested during the employment term) shall remain exercisable for six (6) months following the date of termination (but not beyond the expiration of such stock options).

    Mr. Smith's employment agreement provides that he will be employed as Senior Vice President, Chief Financial Officer of the Company until March 31, 2001 at a salary of $575,000 for the twelve (12) month period ended March 31, 1998, and $625,000 for the succeeding twelve (12) month period, subject to annual increases to be determined by mutual agreement. Mr. Smith's target bonus is set at 50% of his base salary. In the event of the termination of Mr. Smith's employment without "cause" or voluntary termination for "good reason" during the employment term, he will be entitled to receive salary and target bonus for the balance of the employment term, subject to mitigation after the first twelve
(12) months, and his stock options (including options that would have vested during the employment term) shall remain exercisable for six (6) months following the date of termination (but not beyond the expiration of such stock options).

    Mr. Weinstein's employment as Senior Vice President, Government Affairs terminated on May 27, 1997, and he was retained as a consultant to the Company through January 1998. The term of his employment agreement expired on December 31, 1997. The Company does not have any further obligations to Mr. Weinstein under his agreement.

RELATED TRANSACTION

    In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") providing that GAMCO would manage certain assets in the Company's pension plan. For the fiscal year ended December 31, 1997, the Company paid GAMCO approximately $281,600 for such investment management services. GAMCO is expected to continue to provide such investment management services in the future. The Company entered into the arrangement with GAMCO prior to GAMCO's disclosure of its interest in the Company. The Company believes that the terms of the agreement with GAMCO are no less favorable to the Company than it could have obtained from an unaffiliated party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the AMEX. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, as well as a review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during 1997, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders approve the appointment of Price Waterhouse LLP as independent accountants to serve until the Annual Meeting of Stockholders in 1999.

    In connection with the audit function for 1997, Price Waterhouse LLP also reviewed the Company's annual report on Form 10-K and its filings with the Commission and provided certain other accounting, tax and consulting services.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They will also be available to respond to questions at the Annual Meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, Management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.

    In order for proposals by stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 1999 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company on or before December 18, 1998 and should be submitted to the attention of Philippe P. Dauman, Secretary.

                                      By Order of the Board of Directors,

                                                    [LOGO]

                                      Philippe P. Dauman
                                      SECRETARY

                            ------------------------

    THE COMPANY HAS SENT A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 1, 1998 AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION SECRETARY.

                                  VIACOM INC.

                                 1515 BROADWAY

                            NEW YORK, NEW YORK 10036

                       ANNUAL MEETING TICKET REQUEST FORM

    The Annual Meeting of Stockholders of Viacom Inc. will be held at the Blockbuster Operations Center, 3000 Redbud Blvd., McKinney, Texas 75069 on Thursday, May 28, 1998 at 11:00 a.m. (Central Daylight Time).

    Only holders of shares of Viacom Inc. Class A Common Stock of record at the close of business on April 1, 1998 are entitled to vote at the Annual Meeting or any adjournment thereof; however, holders of Viacom Inc. Class B Common Stock are invited to attend the Annual Meeting.

    If you plan to attend the Annual Meeting in person and hold registered shares of Viacom Inc. Class B Common Stock, you should mark the box and return this card in the enclosed envelope and an admission ticket will be sent to you.

                                                I PLAN TO ATTEND THE ANNUAL
                                                MEETING / /

                                                PLEASE SIGN EXACTLY AS NAME(S)
                                                APPEAR HEREON. WHEN SHARES ARE
                                                HELD BY JOINT TENANTS, BOTH
                                                SHOULD SIGN. WHEN SIGNING AS
                                                ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BY PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.
                                             DATED _______________________, 1998
                                             SIGNED_____________________________
                                             ___________________________________

                                  VIACOM INC.
                                 1515 BROADWAY
                            NEW YORK, NEW YORK 10036

                           ANNUAL MEETING PROXY CARD

         The undersigned hereby appoints SUMNER M. REDSTONE and PHILIPPE P. DAUMAN, and each of them, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Blockbuster Operations Center, 3000 Redbud Blvd., McKinney, Texas 75069 on Thursday, May 28, 1998 at 11:00 a.m. (Central Daylight Time), and at any adjournments or postponements, thereof upon the matters set forth on the reverse side as more fully described in the Notice of 1998 Annual Meeting and Proxy Statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

         You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

         THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE HEREOF AND IN THEIR DISCRETION ON ALL OTHER MATTERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1) AND (2). UNLESS OTHERWISE SPECIFIED, THE VOTE REPRESENTED BY THIS PROXY WILL BE CAST FOR PROPOSALS (1) AND (2).

(Continued, and to be signed and dated on the reverse side.)

                                                  VIACOM INC.
                                                  P.O. BOX 11033
                                                  NEW YORK, N.Y. 10203-0033


1.Election of Directors       FOR all nominees   /X/   WITHHOLD authority to vote      /X/   *EXCEPTIONS"    /X/
                              listed below             for all nominees listed below




NOMINEES: George S. Abrams, Philippe P. Dauman, Thomas E. Dooley, Ken Miller, Brent D. Redstone, Shari Redstone, Sumner M. Redstone, Frederic V. Salerno, William Schwartz, Ivan Seidenberg

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ___________________________________________________________________

2. Appointment of Price Waterhouse LLP to serve as independent accountants for Viacom Inc. until the 1999 Annual Meeting of Stockholders.


    FOR    /X/        AGAINST    /X/      ABSTAIN    /X/        If you plan to attend the Annual Meeting,
                                                                please check this box and an admission
                                                                ticket will be sent to you.                   /X/


                                                  Change of Address and/or
                                                  Comments Mark Here       /X/

Please sign exactly as your name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________  ,1998

SIGNED ________________________________

                                             VOTES MUST BE INDICATED (X)
                                             IN BLACK OR BLUE INK.         /X/

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)